Exhibit 21.1

3D Systems Corporation

List of Subsidiaries

The following table sets forth the name and state or other jurisdiction of incorporation of the Company’s subsidiaries. Except as otherwise indicated, each subsidiary is owned, directly or indirectly, by the Company.

Name	Jurisdiction of Incorporation
3D Canada Company	Canada
3D Holdings, LLC	Delaware
3D Systems S.A.	Switzerland
3D Systems, Inc.	California
3D Capital Corporation	California
3D European Holdings Ltd.	United Kingdom
3D Latam LLC(a)	Delaware
3D Systems Asia-Pacific Pty Ltd	Australia
3D Systems Benelux B.V.	The Netherlands
3D Systems Europe Ltd.	United Kingdom
3D Systems France SARL	France
3D Systems GmbH	Germany
3D Systems Hong Kong Co., Limited	Hong Kong
3D Systems India, Inc.	Delaware
3D Systems Italia S.r.l.	Italy
3D Systems Industria E Comercio LTDA	Brazil
3D Systems Japan K.K.	Japan
3D Systems Korea, Inc.	Korea
3D Systems Software GmbH	Germany
3D Systems Software srl	Italy
AMT, Inc.	Delaware
Beijing Suntop Technology Co., Ltd.(b)	China
botObjects Ltd	United Kingdom
Cimatron Ltd.	Israel
Cimatron (Beijing) Technologies Co. Ltd.	China
Cimatron (Guangzhou) Technologies Co. Ltd.	China
Cimatron Technologies India Pvt. Ltd.	India
Cimatron Technologies, Inc. (Canada)	Canada
Cimatron Technologies, Inc. (USA)	Michigan
Cimatron Gibbs LLC	California
Cimatron SARL	France
Gentle Giant Studios, Inc.	California
Geomagic (Shanghai) Software Co., Ltd.	Shanghai, China
Geomagic GmbH	Germany
Geomagic, Inc.	Delaware
Korea Cimatron Technologies	Korea
LayerWise NV	Belgium
LayerWise, Inc.	Delaware
Medical Modeling Inc.	Colorado
NextDent B.V.	The Netherlands
OptoForm LLC(c)	Delaware
Phenix Systems	France
Product Development Group LLC(d)	Delaware
Quickparts.com, Inc.	Delaware

Rapidform, Inc.	California
Rapid Prototyping SA	Uruguay
Robtec Ltda(a)	Mexico
Shanghai Forever Technology & Development Co., Ltd.(b)	China
Simbionix Ltd.	Israel
Simbionix USA Corporation	Ohio
Sint-Tech	France
Three D Sycode India Private Limited	India
Vertex-Dental B.V.	The Netherlands
Vertex-Dental Asia PTE Ltd	The Netherlands
Vertex-Global Holding B.V.	The Netherlands
Vertex International B.V.	The Netherlands
VIDAR Systems Corporation	Virginia
Village Plastics Co.	Ohio
Wuxi Bowell Industrial Design Co., Ltd.(b)	China
Wuxi Easyway Model Design & Manufacture Co, Ltd.(e)	China
Wuxi Hengxinda Science and Technology Development Co., Ltd.(b)	China
Z Corporation	Massachusetts

(a)	This company is owned directly or indirectly by Product Development Group LLC. See Note (d) below regarding our ownership interest in Product Development Group LLC.
(b)

This company is owned directly or indirectly by Wuxi Easyway Model Design & Manufacture Co., Ltd. See Note (e) below regarding our ownership interest in Wuxi Easyway Model Design & Manufacture Co., Ltd.

(c)	We directly or indirectly own 60% of the outstanding interests.
(d)	We directly or indirectly own 70% of the outstanding interests.
(e)	We directly or indirectly own 65% of the outstanding interests.